The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC's Internet Website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             TERM SHEET SUPPLEMENT

                   Asset-Backed Certificates, Series 2006-18

                        GSAA Home Equity Trust 2006-18
                                Issuing Entity
                         GS Mortgage Securities Corp.
                                   Depositor
                        Goldman Sachs Mortgage Company
                                    Sponsor
                    Wells Fargo Bank, National Association
                 Master Servicer and Securities Administrator
                     Deutsche Bank National Trust Company
                                    Trustee
                            Avelo Mortgage, L.L.C.
                    Wells Fargo Bank, National Association
                                   Servicers

                            Date: November 10, 2006


-------------------------------
Consider carefully the
Risk Factors beginning           Each class of certificates will receive monthly distributions of interest
on page                          and/or principal, commencing on December 26, 2006.
S-13 in this term sheet
supplement and page 2            Assets of the Issuing Entity--
in the term sheet.               o      Fixed-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.
The certificates will
represent interests in           Credit Enhancement--
GSAA Home Equity Trust           o      Subordination of the subordinated certificates to the senior
2006-18 and will not             certificates as described in this term sheet supplement under "Description of
represent interests in or        the Certificates--Distributions of Interest and Principal"; and
obligations of the
depositor, the underwriter,      o      Excess interest and overcollateralization as described in this term
the master servicer, the         sheet supplement under "Description of the Certificates--Overcollateralization
sponsor, the securities          Provisions."
administrator, the
servicers, the responsible
parties, the trustee or any
of their respective affiliates.

-------------------------------


                             Goldman, Sachs & Co.
              For use with base prospectus dated October 6, 2006

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                   TERM SHEET SUPPLEMENT AND THE PROSPECTUS

     We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

     Capitalized terms used in this term sheet supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-122 of this term sheet supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 129 of the prospectus.

     In this term sheet supplement, the terms "depositor", "we", "us" and "our" refer to GS Mortgage Securities Corp.

                               TABLE OF CONTENTS
SUMMARY INFORMATION........................................................S-4
RISK FACTORS..............................................................S-13
THE MORTGAGE LOAN POOL....................................................S-30
  General.................................................................S-30
  Prepayment Premiums.....................................................S-31
  Wells Fargo Bank, National Association
     Underwriting Guidelines..............................................S-32
  Goldman Sachs Mortgage Conduit Program..................................S-45
  Goldman Sachs Mortgage Conduit
     Underwriting Guidelines..............................................S-46
  PMI Mortgage Insurance Co...............................................S-49
  The Mortgage Insurance Policy...........................................S-50
  Credit Scores...........................................................S-52
THE MASTER SERVICER.......................................................S-52
  General.................................................................S-52
THE SECURITIES ADMINISTRATOR..............................................S-53
  General.................................................................S-53
  Compensation of the Master Servicer and the
     Securities Administrator.............................................S-54
  Indemnification and Third Party Claims..................................S-54
  Limitation on Liability of the Master Servicer..........................S-55
  Assignment or Delegation of Duties by the
     Master Servicer; Resignation.........................................S-56
  Master Servicer Events of Default; Waiver;
     Termination..........................................................S-56
  Assumption of Master Servicing by Trustee...............................S-58
THE SERVICERS.............................................................S-58
  General.................................................................S-58
  Wells Fargo Bank, National Association..................................S-59
  General.................................................................S-59
  Avelo Mortgage, L.L.C...................................................S-62
THE SPONSOR...............................................................S-64
STATIC POOL INFORMATION...................................................S-65
THE DEPOSITOR.............................................................S-65
THE ISSUING ENTITY........................................................S-66
THE TRUSTEE...............................................................S-66
THE CUSTODIANS............................................................S-67
DESCRIPTION OF THE CERTIFICATES...........................................S-68
  Book-Entry Registration.................................................S-70
  Definitive Certificates.................................................S-76
  Assignment of the Mortgage Loans........................................S-76
  Delivery of Mortgage Loan Documents.....................................S-77
  Representations and Warranties Relating to
     the Mortgage Loans...................................................S-78
  Payments on the Mortgage Loans..........................................S-82
  Administration Fees.....................................................S-84
  Distributions...........................................................S-84
  Priority of Distributions Among Certificates............................S-85
  Distributions of Interest and Principal.................................S-85
  Allocation of Principal Payments to the
     Class A Certificates.................................................S-89
  Calculation of One-Month LIBOR..........................................S-90
  Excess Reserve Fund Account.............................................S-91
  Overcollateralization Provisions........................................S-92
  Reports to Certificateholders...........................................S-93
THE AGREEMENTS............................................................S-95
  General.................................................................S-95
  Servicing Standard......................................................S-95
  Subservicers............................................................S-95
  Servicing and Trustee Fees and Other
     Compensation and Payment of Expenses.................................S-96
  P&I Advances and Servicing Advances.....................................S-96
  Prepayment Interest Shortfalls..........................................S-98
  Servicer Reports........................................................S-98
  Collection and Other Servicing Procedures...............................S-99
  Hazard Insurance.......................................................S-100
  Primary Mortgage Insurance.............................................S-101
  Optional Repurchase of Delinquent Mortgage
     Loans...............................................................S-101
  The Trustee, the Securities Administrator and
     the Custodians......................................................S-102
  Servicer Events of Default.............................................S-102
  Rights upon Servicer Event of Default..................................S-103
  Eligibility Requirements for Trustee;
     Resignation and Removal of the Trustee..............................S-103
  Termination; Optional Clean-Up Call....................................S-104
  Certain Matters Regarding the Depositor and
     the Trustee.........................................................S-106
  Amendment..............................................................S-106
  Certain Matters Regarding the Servicers................................S-107
PREPAYMENT AND YIELD CONSIDERATIONS......................................S-108
  Defaults in Delinquent Payments........................................S-108
  Prepayment Considerations and Risks....................................S-109
  Overcollateralization Provisions.......................................S-110
  Subordinated Certificates..............................................S-111
  Weighted Average Lives of the Offered
     Certificates........................................................S-112
  Last Scheduled Distribution Date.......................................S-112
FEDERAL INCOME TAX CONSEQUENCES..........................................S-113
  General................................................................S-113
  Taxation of Regular Interests..........................................S-113
  Status of the Principal Certificates...................................S-114
  The Basis Risk Contract Components.....................................S-114
  Other Matters..........................................................S-116
  Residual Certificates..................................................S-116
STATE AND LOCAL TAXES....................................................S-117
ERISA CONSIDERATIONS.....................................................S-118
LEGAL INVESTMENT.........................................................S-120
METHOD OF DISTRIBUTION...................................................S-120
LEGAL MATTERS............................................................S-121
RATINGS..................................................................S-121
GLOSSARY OF TERMS........................................................S-122


ANNEX I - CERTAIN U.S. FEDERAL
 INCOME TAX DOCUMENTATION
 REQUIREMENTS..............................................................I-1

ANNEX II - INTEREST RATE
 CORRIDOR AGREEMENT STRIKE
 RATE SCHEDULE............................................................II-1

SCHEDULE A - STRUCTURAL AND
 COLLATERAL TERM SHEET.....................................................A-1

                              SUMMARY INFORMATION

     The following summary highlights selected information from this term sheet supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement and the prospectus.

The Transaction Parties

     Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

     Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

     Issuing Entity. GSAA Home Equity Trust 2006-18.

     Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. See "The Trustee" in this term sheet supplement.

     Custodians. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. The Bank of New York Trust Company, National Association, a national banking association. Its custodial office is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention:
GSAA Home Equity 2006-18. U.S. Bank National Association, a national banking association. Its custodial office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention: GSAA Home Equity Trust 2006-18. Wells Fargo Bank, National Association, a national banking association. Its custodial offices are located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, telephone number (612) 667,1117, attention GSAA Home Equity Trust 2006-18. See "The Custodians" in this term sheet supplement.

     Master Servicer and Securities Administrator. Wells Fargo Bank, National Association, a national banking association. Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number (410) 884-2000, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000. See "The Master Servicer" and "The Securities Administrator" in this term sheet supplement.

     Servicers. Wells Fargo Bank, National Association, a national banking association, with its principal servicing office located at 1 Home Campus, Des Moines, Iowa 50328-0001, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number (972) 910-7000 and one or more additional servicers which each will service less than 10% of the mortgage loans. See "The Servicers" in this term sheet supplement.

     Originators. Wells Fargo Bank, National Association, a national banking association, First National Bank of Nevada, a national banking association, and one or more additional originators each of which originated less than 10% of the mortgage loans. In addition, certain mortgage loans were acquired through the Goldman Sachs Mortgage Conduit Program, a Goldman Sachs Mortgage Company residential mortgage loan conduit program. Pursuant to the residential mortgage loan conduit program, the sponsor purchases mortgage loans originated by the original loan sellers if the mortgage loans generally satisfy the sponsor's underwriting guidelines. See "The Mortgage Loan Pool--Wells Fargo Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Program" in this term sheet supplement.

     Responsible Parties. Wells Fargo Bank, National Association, First National Bank of Nevada and each other loan originator, if any, have made certain representations and warranties with respect to its mortgage loans. Goldman Sachs Mortgage Company (together with Wells Fargo Bank, National Association, First National Bank of Nevada and each other loan originator, if any), each a "responsible party") will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.

      The following diagram illustrates the various parties involved in the transaction and their functions:


       ----------------  --------------- -------------- --------------
         Wells Fargo                         First        Other Loan
             Bank,        Goldman Sachs     National      Originators
           National          Mortgage       Bank of       (each <10%)
         Association         Conduit         Nevada
         (Originator)        Program      (Originator)
       ----------------  --------------- -------------- --------------
        |       /|\         |       /|\    |       /|\    |       /|\
        | Loans  |$         | Loans  |$    | Loans  |$    | Loans  |$
       \|/       |         \|/       |    \|/       |    \|/       |

       ----------------------------------------------------------------

                        Goldman Sachs Mortgage Company
                                  (Sponsor)

       ----------------------------------------------------------------
                                  |       /|\                                 -----------------
                                  | Loans  |$                                   Wells, Fargo
                                 \|/       |                                   Bank, National
                                                                                Association
       ----------------------------------------------------------------           (Master
                                                                                Servicer and
                         GS Mortgage Securities Corp.                            Securities
                                 (Depositor)                                    Administrator)
                                                                             / -----------------
       ----------------------------------------------------------------     /
                                                                           /   -----------------
                                |       /|\                               /      Wells Fargo
                                | Loans  |Certificates                   /  /      Bank,
                               \|/       |                              /  /      National
                                                                      \/  /      Association
       ----------------------------------------------------------------  /        (Servicer)
                                                                        \/    -----------------
                        GSAA Home Equity Trust 2006-18                        -----------------
                               (Issuing Entity)                                     Avelo
                                                                        /\         Mortgage
       ----------------------------------------------------------------   \        L.L.C.
                                                                       /\   \     (Servicer)
                                                                         \    -----------------
                                                                          \   -----------------
                                                                                    Other
                                                                                  Servicers
                                                                                 (each <10%)
                                                                              -----------------

The Offered Certificates

     The classes of certificates with an "A" in their class designations are referred to in this term sheet supplement as the "senior certificates." The first letter ("A") will refer to the status of the class as senior and the second letter ("F" or "V") will refer to whether the class is a fixed rate class of certificates or a variable rate class of certificates. The character(s) appearing after the hyphen will refer to their subclass designation. For example, the designation of a class of certificates as the "Class AV-1 certificates" will refer to a class of senior variable rate certificates. The designation of a class of certificates as the "Class AF-2 certificates", "Class AF-3 certificates", etc., or if the subclasses are further differentiated with a letter designation, as the "Class AF-2A certificates", "Class AF-2B certificates", etc. will refer to a class of senior fixed rate certificates. The senior certificates are sometimes referred to in this term sheet supplement as the "Class A certificates".

     The classes of certificates with an "M" or "B" in their class designations are referred to in this term sheet supplement as the "subordinate certificates." A single track of subordinate certificates may be issued, which may consist of Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 certificates and Class B-4 certificates, or some lesser or greater number of subordinate classes designated in this manner.

     The only subordinated certificates that will be offered pursuant to the prospectus supplement are those subordinated certificates that will be rated with at least an investment grade rating. These certificates are sometimes referred to in this term sheet supplement, together with the senior certificates, as the "offered certificates"; provided, that, only those certificates designated as "offered certificates' in the term sheet will be considered as "offered certificates" for this term sheet supplement. Any variable rate certificate will have a pass-through rate that will be based on One-Month LIBOR plus a margin and may be referred to in this term sheet supplement as a "LIBOR certificate" and any class of certificates having a fixed rate may be referred to as a "fixed rate certificate". The LIBOR certificates together with the fixed rate certificates are sometimes referred to as the "principal certificates" in this term sheet supplement.

     The class or classes of certificates in the term sheet with an "R" in their class designation are referred to in this term sheet supplement as the residual certificates. One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

     Any subordinated certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement, the prospectus or the prospectus supplement. Any such certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates --Subordination and Allocation of Losses" in this term sheet supplement.

     The trust will also issue two other classes of certificates - the class X and class P certificates - that will not be offered by the prospectus supplement.

     The class X certificates will represent the right to certain excess interest payments and any overcollateralization for the principal certificates.

     The class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. The certificates will represent interests in the mortgage pool described above under "--Information about the Mortgage Pool."

Structural Overview

     The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates:

Accrued certificate                                    Losses
interest, then principal    -------------------            |
       / \                                                 |
        |                        Residual                  |
        |                      Certificates                |
        |                                                  |
        |                   -------------------            |
        |                         Senior                   |
        |                      Certificates                |
        |                   -------------------            |
        |                        Class M                   |
        |                      Certificates                |
        |                   -------------------            |
        |                        Class B                   |
        |                   Certificates rated             |
        |                        at least                  |
        |                    investment grade              |
        |                    as of the Closing             |
        |                          Date                    |
        |                   -------------------            |
        |                      Non-Offered                 |
        |                      Certificates                |
        |                   -------------------           \ /


Closing Date

     On or about November 30, 2006.

Cut-off Date

     November 1, 2006.

Statistical Calculation Date

     All statistical information regarding the mortgage loans in this term sheet supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of October 1, 2006, unless otherwise specified in this term sheet supplement.

Distribution Date

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in December 2006, to the holders of record on the preceding record date.

Last Scheduled Distribution Date

     The last scheduled distribution date will be specified in the final term sheet and/or the prospectus supplement. The last scheduled distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan.

Record Date

     The record date for the LIBOR certificates for any distribution date will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The record date for the fixed rate certificates and the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

Interest Accrual Period

     The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

     The interest accrual period for the fixed rate certificates for any distribution date will be the calendar month preceding the month in which the distribution date occurs.

     The residual certificates will not be entitled to any distributions of interest.

Distribution of Interest and Certificate Interest Rates

     On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and "Description of the Certificates--Distributions" in this term sheet supplement.

     The pass-through rate for the LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to a cap on those pass-through rates described in the prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period. The pass-through rates for each class of fixed rate certificates will be equal to a fixed interest rate, subject to a cap on those pass-through rates. Interest will accrue on the fixed rate certificates on the basis of a 360-day year and thirty (30) days elapsed in the applicable interest accrual period.

     The pass-through rates on certain of the classes of senior certificates and on the subordinate certificates will increase by the rate per annum to be set forth in the prospectus supplement on the first day of the interest accrual period for the distribution date after the date on which the optional clean-up call is first exercisable. See "The Agreements--Termination; Optional Clean-Up Call" in this term sheet supplement.

Distributions of Principal

     Not every class of certificates will receive principal on each distribution date.

     A certain class or classes of senior certificates may be "super senior certificates" and a certain class or classes of senior certificates may be "senior support certificates." If a sequential trigger event is in effect, as described in this term sheet supplement under "Description of the Certificates--Allocation of Principal Payments to Class A Certificates," the priority of payments of principal to the related classes of super senior certificates and senior support certificates will be as described in this term sheet supplement under "Description of the Certificates--Allocation of Principal Payments to Class A Certificates."

     It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some certificates, most likely the subordinate certificates (and among the subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

     For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions" in this term sheet supplement and the prospectus supplement.

Credit Enhancement

     The credit enhancement provided for the benefit of the holders of the principal certificates consists solely of:

o amounts available from the mortgage loans after all payments of interest and principal on the principal certificates have been made;

o an initial overcollateralization amount of approximately 0.95% of the scheduled principal balance of the mortgage loans as of the cut-off date;

o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and

o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

The Mortgage Loans

     The mortgage loans to be included in the trust will be conventional Alt-A type, fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from Wells Fargo Bank, National Association, First National Bank of Nevada, from various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program and from one or more mortgage loan sellers each of which will have originated less than 10% of the mortgage loans.

     On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor.

Servicing of the Mortgage Loans

     It is expected that the primary servicing of the mortgage loans will be performed by Wells Fargo Bank, National Association, Avelo Mortgage, L.L.C. and one or more additional servicers each of which will service less than 10% of the mortgage loans. As of the closing date, Wells Fargo Bank, National Association will service approximately 45.45% of the mortgage loans, Avelo Mortgage, L.L.C. will service approximately 44.92% of the mortgage loans and two other servicers will service approximately 9.63% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this term sheet supplement.

     Wells Fargo Bank, National Association will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. See "The Master Servicer" in this term sheet supplement.

     Wells Fargo Bank, National Association, acting as the securities administrator, may perform certain functions and services on behalf of the trustee, which are described in this term sheet supplement. See "The Agreements" in this term sheet supplement.

     The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause. See "The Servicers--General" in this term sheet supplement.

Optional Termination of the Trust

     Avelo Mortgage, L.L.C., at its option, may purchase (or, if Avelo Mortgage, L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor, at its option, may request the master servicer to solicit no fewer than three bids for the sale of) all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event shall the purchase or sale price, as applicable, be less than the Par Value (as defined in the "Glossary of Terms" in this term sheet supplement). The proceeds of any such purchase or sale will be distributable to each outstanding class of the principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Advances

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless such servicer reasonably believes in good faith that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, acting as backup servicer, will advance its own funds to make advances if a servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses. No servicer (or master servicer (as successor servicer), trustee (as successor master servicer) or any other successor master servicer, as applicable)) will be obligated to make any advances of principal on any real estate owned property.

Denominations

     The offered certificates will be issued in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.

Master Servicing, Servicing and Trustee Fees

     The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement.

     Each servicer is entitled to a monthly servicing fee with respect to each mortgage loan serviced by it, which will be retained by such servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee rate will be as set forth on the term sheet.

     The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, National Association from compensation received in its capacity as master servicer and securities administrator.

Optional Repurchase of Delinquent Mortgage Loans

     The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent as described in this term sheet supplement under "The Agreements--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

     If, with respect to any mortgage loan, any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, or any responsible party has received notification of a mortgagor "early payment default", such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this term sheet supplement under "Description of the Certificates--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to Mortgage Loans" and as required by the applicable underlying agreement.

ERISA Considerations

     Subject to the conditions described under "ERISA Considerations" in this term sheet supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of residual certificates to such plans or retirement arrangements are prohibited.

Federal Tax Aspects

     For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes, coupled with certain contractual rights. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Legal Investment

     It is expected that the offered certificates, other than certain offered subordinated certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" and "Legal Investment" in this term sheet supplement and in the prospectus.

Ratings

     The offered certificates are required to receive the ratings from two or more of Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                 RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

     ALL PERCENTAGES OF MORTGAGE LOANS IN THE TERM SHEET AND IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF OCTOBER 1, 2006.


Less Stringent                          The mortgage loans were made, in part, to mortgagors who, for one reason or
Underwriting Standards                  another, are not able, or do not wish, to obtain financing from traditional
and the Resultant Potential             sources.  These mortgage loans may be considered to be of a riskier nature
for Delinquencies on the                than mortgage loans made by traditional sources of financing, so that the
Mortgage Loans Could                    certificateholders may be deemed to be at greater risk of loss than if the
Lead to Losses on Your                  mortgage loans were made to other types of mortgagors.
Certificates

                                        The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or
                                        Freddie Mac. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic Concentration of the         Different geographic regions of the United States from time to time will
Mortgage Loans in Particular            experience weaker regional economic conditions and housing markets, and,
Jurisdictions May Result in Greater     consequently, may experience higher rates of loss and delinquency on
Losses If Those Jurisdictions           mortgage loans generally.  Any concentration of the mortgage loans in a
Experience Economic Downturns           region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration.
                                        This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                                        The term sheet provides statistical information regarding the geographical concentration of the mortgage loans.


                                                        S-13


                                        Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                        In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                        The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by              Mortgagors may prepay their mortgage loans in whole or in part at any time.
Prepayments, Defaults and Losses        Principal payments also result from repurchases due to breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.


                                                        S-14


                                        If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                        If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                        The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.

                                        As of the statistical calculation date, certain of the mortgage loans, as set forth in the term sheet, require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from five months to five years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                        The responsible parties (Wells Fargo Bank, National Association, First
                                        National Bank of Nevada, Goldman Sachs Mortgage Company and each other loan originator, if any) may be required to repurchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur or certain material document defects occur, which in each case, and have not been cured. These purchases will have the same effect on the holders of the principal certificates as a prepayment of those mortgage loans.

                                        Avelo Mortgage, L.L.C., at its option, may purchase (or, if Avelo Mortgage,
                                        L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor, at its option, may request the master servicer to solicit no fewer than three bids for the sale of) all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The master servicer will accommodate any such request at its sole discretion. The proceeds of any such purchase or sale will be distributable to each outstanding class of the principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

                                        If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.


                                                        S-15


                                        As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this term sheet supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the principal certificates and will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                                        The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the principal certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required overcollateralization level. An earlier return of principal to the holders of the principal certificates as a result of the
                                        overcollateralization provisions will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                                        The multiple class structure of the principal certificates causes the yield of certain classes of the principal certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of principal certificates according to the priorities described in this term sheet supplement, the yield to maturity on those classes of principal certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

                                        The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                                        If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                        Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

                                        Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Unless otherwise set forth in the term sheet, substantially all of the loans have been originated within six (6) months prior to their sale to the trust. As


                                                        S-16


                                        a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                        The credit enhancement features may be inadequate to provide protection for the offered certificates.

                                        The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of subordinated certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the master servicer, each servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                        If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Prepayments on the Mortgage Loans       When a voluntary principal prepayment is made by the mortgagor on a mortgage
Could Lead to Shortfalls in the         loan (excluding any payments made upon liquidation of any mortgage loan),
Distribution of Interest on Your        the mortgagor is charged interest on the amount of prepaid principal only up
Certificates                            to the date of the prepayment, instead of for a full month.  However, principal prepayments will only be passed through to the certificateholders once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer.  In the event the timing of any voluntary prepayments in full or in part would cause there to be less than one full month's interest, at the applicable net mortgage interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those voluntary principal prepayments in full or in part and thirty (30)
                                        days' interest on the prepaid mortgage loan, but in the case of certain servicers, only to the extent of the applicable monthly servicing fee for the related distribution date or one-half of such servicing fee, as applicable.

                                        If any servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting


                                                        S-17


                                        from types of voluntary prepayments specified herein for which the applicable servicer is not required to make a compensating interest payment or involuntary payments. See "The Agreements--Prepayment Interest
                                        Shortfalls" in this term sheet supplement. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Delay in Receipt of Liquidation         Substantial delays could be encountered in connection with the liquidation
Proceeds; Liquidation Proceeds May Be   of delinquent mortgage loans in the trust.  Further, reimbursement of
Less than the mortgage loan Balance     advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Interest Generated by the Mortgage      The weighted average of the interest rates on the mortgage loans is expected
Loans May Be Insufficient to Maintain   to be higher than the pass-through rates on the principal certificates.
the Required Level of                   Interest on the mortgage loans is expected to generate more interest than is
Overcollateralization                   needed to pay interest owed on the principal certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this term sheet supplement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

                                        Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

                                        Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                        If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the principal certificates.


                                                        S-18


                                        The weighted average of the pass-through rates for the LIBOR certificates, if any, may increase as a result of changes in the one-month LIBOR index on which the pass-through rate of each of the LIBOR certificates is determined, or as a result of increases in the pass-through rates for the certificates after the first distribution date on which the optional clean-up call is exercisable. Any increase in the amount of interest required to be applied to pay interest on the LIBOR certificates will reduce the amount of excess interest available to absorb losses or to maintain the required level of overcollateralization.

                                        If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                        Investors in the offered certificates, and particularly the subordinated certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Interest Rates and Other      The LIBOR certificates, if any, accrue interest at a pass-through rate based
Factors on the Pass-Through Rates of    on the one-month LIBOR index plus a specified margin, but that pass-through
the Offered Certificates                rate is subject to a cap based on the weighted average of the interest rates on the mortgage loans net of the rate of certain fees of the trust.

                                        The fixed rate certificates accrue interest at a fixed rate, but are also subject to a cap based on the weighted average of the interest rates on the mortgage loans net of the rate of certain fees of the trust.

                                        A variety of factors, in addition to those described in the previous Risk
                                        Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below.

                                        The interest rates on the mortgage loans will not adjust. The weighted average net interest rate of the mortgage loans may decrease due to principal prepayments, defaults and liquidations. If the weighted average net interest rate of the mortgage loans decreases below the pass-through rate of any class of principal certificates, that class would accrue less interest than it would otherwise accrue as a result of the weighted average net interest rate cap applicable to the principal certificates. If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the principal certificates are more likely to be limited.

                                        If the pass-through rates on the principal certificates are limited for any distribution date due to a cap based on the weighted


                                                        S-19


                                        average net interest rates of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the principal certificates and the payment of certain fees and expenses of the trust.

                                        See "Description of the Certificates--Distributions of Interest and
                                        Principal."

High Loan-to-Value Ratios Increase      Mortgage loans with higher original loan-to-value ratios may present a
Risk of Loss                            greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below. Although the percentage set forth in the term sheet of the mortgage loans with loan-to -value ratios of in excess of 80% have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

                                        Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Your Yield Will be Affected by the      As set forth in the term sheet, certain of the mortgage loans have an
Interest-Only Feature of Some of the    initial interest-only period.  During this period, the payment made by the
Mortgage Loans                          related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the principal certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                                        After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this term sheet supplement, will be allocated to the principal certificates in reverse order of seniority.


                                                        S-20


                                        The use of mortgage loans with an initial interest-only period have increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination.  The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Violation of Various Federal, State     There has been an increased focus by state and federal banking regulatory
and Local Laws May Result in Losses     agencies, state attorneys general offices, the Federal Trade Commission, the
on the Mortgage Loans                   U.S. Department of Justice, the U.S. Department of Housing and Urban
                                        Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor's credit risk warrants and failing to adequately disclose the material terms of loans to the mortgagors.

                                        Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to federal laws, including:

                                        o     The Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                        o     the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
                                              Credit Protection Act, in the extension of credit; and


                                                        S-21


                                        o     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                                        Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                        Each of the responsible parties has represented that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of the responsible parties has also represented to the effect that none of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and
                                        Equity Protection Act of 1994, or (b) a "high cost home," "threshold,"
                                        "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey
                                        Home Ownership Security Act of 2002) under applicable state, federal or local laws. In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the trust will be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this term sheet supplement.

The Responsible Parties May Not Be      Each of the responsible parties has made various representations and
Able to Repurchase Defective Mortgage   warranties related to the mortgage loans.  Those representations are
Loans                                   summarized in "Description of the Certificates--Representations and
                                        Warranties Relating to the Mortgage Loans" in this term sheet supplement.

                                        If a responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such responsible party would be required to repurchase the defective mortgage loan. It is possible that the responsible parties may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of any responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.


                                                        S-22


                                        As a result, shortfalls in the distributions due on the certificates could occur.

External Events May Increase the Risk   In response to previously executed and threatened terrorist attacks in the
of Loss on the Mortgage Loans           United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or
                                        National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil
                                        Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated first to excess interest on the mortgage loans for the related distribution date, and thereafter to reduce the accrued interest on the certificates on a pro rata basis. Any such allocation to the accrued interest on your certificates will result in a reduction in the yield on your certificates. None of the depositor, the sponsor, the underwriter, any responsible party, the master servicer, any servicer, the trustee, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the
                                        Mortgage Loans--Servicemembers Civil Relief Act and the California Military
                                        and Veterans Code" in the prospectus.

Recent Hurricanes May Pose Special      During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused
Risks                                   catastrophic damage to areas in the Gulf Coast region of the United States.
                                        GSMC will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether GSMC had knowledge of any such damage, GSMC will be required to cure, substitute for or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust occurring after the closing date will not be a breach of this representation and warranty.


                                                        S-23


                                        The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the offered certificates or impact the weighted average lives of the offered certificates.

The Certificates Are Obligations of     The certificates will not represent an interest in or obligation of the
the Trust Only                          depositor, the sponsor, the underwriter, the servicers, the master servicer, the trustee, the responsible parties, the securities administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the master servicer, the securities administrator, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the underwriter, the sponsor, the servicers, the trustee, the responsible parties or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid       The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase.
                                        Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.


                                                        S-24


                                        Certain of the certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                        1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in such certificates. You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates.

Increased Use of New Mortgage Loan      In recent years, borrowers have increasingly financed their homes with new
Products by Borrowers May Result in a   mortgage loan products, which in many cases have allowed them to purchase
Decline in Real Estate Values           homes that they might otherwise have been unable to afford.  Many of these
Generally                               new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term.
                                        There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the securities, may not perform as you anticipate.

The Ratings on Your Certificates        Each rating agency rating the offered certificates may change or withdraw
Could Be Reduced or Withdrawn           its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person or entity is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Value of Collateral Securing            Certain of the mortgage loans may be cooperative loans.  The cooperative (1)
Cooperative Loans May Diminish in       owns all the real property that comprises the project, including the land
Value                                   and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
                                        Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases


                                                        S-25


                                        or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.
                                        A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the Mortgage Loans--General--Cooperative Loans" in the prospectus.

Bankruptcy of the Depositor or the      The depositor and the sponsor may be eligible to become a debtor under the
Sponsor may Delay or Reduce             United States Bankruptcy Code.  If the depositor or the sponsor were to
Collections on the Loans                become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to the certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity (the "Transfers") are treated as true sales, rather than pledges, of the mortgage assets.

                                        The transactions contemplated by this term sheet supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the Transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or the sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

                                        However, there can be no assurance that a bankruptcy court would not recharacterize the Transfers as borrowings of the


                                                        S-26


                                        depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the
                                        Transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates.
                                        Even if a request to recharacterize the Transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Servicing Fee May be Insufficient to    Because the fee payable to the master servicer and each servicer may be
Engage Replacement Master Servicers     based on a fee rate that is a percentage of the outstanding mortgage loan
or Servicers                            balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or replacement servicers to accept a successor appointment.

The Offered Certificates May Not Be     The offered certificates are not suitable investments for any investor that
Suitable Investments                    requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Risks Related to the Residual           The holders of the residual certificates must include the taxable income or
Certificates                            loss of the related REMIC in determining their federal taxable income.
                                        Prospective investors are cautioned that the residual certificateholders'
                                        REMIC taxable income and the tax liability associated with the residual certificates may be substantial during certain periods, in which event the holders of the residual certificates must have sufficient sources of funds to pay such tax liability. Other than an initial distribution on the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the trust.

                                        Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i) the inability of those holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and
                                        (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                        Under the provisions of the Internal Revenue Code of 1986 relating to
                                        REMICs, it is likely that the Class R certificates will be considered to be
                                        "non-economic residual interests," with the result that transfers of them would be disregarded for federal


                                                        S-27


                                        income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, the transferee affidavit used for transfers of both classes of residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due,
                                        (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other
                                        U.S. person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income on those residual certificates is effectively connected with the conduct of a
                                        U.S. trade or business and the transferee furnishes the transferor and the securities administrator with an effective Internal Revenue Service Form
                                        W-8ECI. See "Federal Income Tax Consequences--Tax Treatment of REMIC
                                        Residual Interests--Non-Recognition of Certain Transfers for Federal Income
                                        Tax Purposes" in the prospectus.

                                        An individual, trust or estate that holds residual certificates (whether the residual certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to such residual certificates but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The master servicing and trust agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--Tax Treatment of REMIC
                                        Residual Interests" and "--Special Considerations for Certain Types of
                                        Investors--Individuals and Pass-Through Entities" in the prospectus. In addition, some portion of the


                                                        S-28


                                        purchaser's basis, if any, in residual certificates may not be recovered until termination of the trust fund. Furthermore, Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates.
                                        Any transferee of residual certificates receiving such consideration should consult its tax advisors regarding these regulations. See "Federal Income
                                        Tax Consequences--Special Considerations for Certain Types of
                                        Investors--Disposition of Residual Certificates" in the prospectus. Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.



        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                            THE MORTGAGE LOAN POOL

     The statistical information presented in the term sheet and this term sheet supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is October 1, 2006, unless otherwise specified in the term sheet or this term sheet supplement. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of November 1, 2006. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this term sheet supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in the term sheet and this term sheet supplement.

General

     The mortgage loans to be held by the Trust consist of Alt-A type fixed-rate mortgage loans, secured by first liens on fee simple interests in one to four-family residential real properties.

     Each mortgage loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 40 years. Substantially all of the mortgage loans will have principal (if applicable) and interest payable on the first day of each month (the "Due Date"). As of the Cut-Off Date, no more than 1% of the mortgage loans will be more than 30 to 59 days delinquent.

     GSMC purchases mortgage loans from pre-approved counterparties on a periodic basis. If practicable, GSMC will select mortgage loans originated by a single originator for inclusion in a particular transaction. GSMC purchased a pool of mortgage loans from Wells Fargo Bank, National Association and from First National Bank of Nevada and each other mortgage loan originator, if any, on one or more dates, after conducting due diligence on the mortgage loan portfolios offered. GSMC selected all of the mortgage loans that were purchased from such originators that had not been paid-off since such mortgage loans had been purchased for inclusion in the Trust. GSMC purchases mortgage loans through the Conduit Program on a continuous basis.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this term sheet supplement. See "--Wells Fargo Bank, National Association Underwriting Standards" and "--Goldman Sachs Mortgage Conduit Underwriting Guidelines" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

     All of the mortgage loans in the trust are fixed-rate mortgage loans.

     In general, each mortgage loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy, if any.

     All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units, cooperatives or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

     As of the statistical calculation date, as set forth in the term sheet, certain of the mortgage loans had original loan-to-value ratios in excess of 80%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The approximate percentage set forth in the term sheet of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance. Primary mortgage insurance (sometimes referred to as "PMI") will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.

     Substantially all of the mortgage loans are fully amortizing.

     The percentage of the mortgage loans set forth in the term sheet provide for payments of interest-only for a period of up to 10 (ten) years following origination.

Prepayment Premiums

     Under the terms of the related mortgage notes, as of the statistical calculation date, the percentage of the mortgage loans set forth in the term sheet provide for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this term sheet supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Prepayment Premiums collected from mortgagors, other than any

Prepayment Premiums waived or retained by any servicer as permitted by the applicable servicing agreement, will be paid to the holders of the Class P certificates and will not be available for payment to the Principal Certificates.

     The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the trust or as otherwise set forth in the servicing agreements. The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any mortgage loan.

Wells Fargo Bank, National Association Underwriting Guidelines

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          (1) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A Fixed-Rate Loans");

          (2) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A
     Adjustable-Rate Loans");

          (3) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B Fixed-Rate Loans"); and

          (4) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B
     Adjustable-Rate Loans").

     From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:


------------------------------ ------------------------------ ----------------------------- ----------------------------

------------------------------ ------------------------------ ----------------------------- ----------------------------
                                            2003                         2004                          2005
                                            ----                         ----                          ----
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------
                                               Aggregate                    Aggregate                    Aggregate
                                               Original                     Original                     Original
                                               Principal                    Principal                    Principal
                                 No. of        Balance of      No. of       Balance of      No. of       Balance of
          Asset Type              Loans          Loans          Loans         Loans          Loans         Loans
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------
 Alt-A Fixed-Rate Loans           7,821      $1,218,547,744     1,971      $363,156,775      1,712      $386,302,325
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------
 Alt-A Adjustable-Rate Loans      2,138       $353,752,693       500       $100,031,808      3,208      $966,796,725
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------
 Alt-B Fixed-Rate Loans           4,257       $671,401,750     10,504     $1,710,604,264     16,298    $3,032,243,542
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------
 Alt-B Adjustable-Rate Loans      1,644       $347,514,301     12,874     $2,857,345,640     6,841     $1,476,803,195
------------------------------ ----------- ------------------ --------- ------------------- -------- -------------------



Wells Fargo Bank's Mortgage Loan Programs

     Mortgage Loan Production Sources

     Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

     The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

     A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

     Acquisition of Mortgage Loans from Correspondents

     In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and
(v) utilize the services of qualified appraisers.

     The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's general or modified underwriting standards.

     Mortgage Loan Underwriting

     The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards,
(ii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

     General Standards

     Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset Management(SM) Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

     Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

     The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

     Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such other lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

     Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

     Modified Standards

     In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

     On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their "alternative" mortgage loans (the "EFA Program"). Under the EFA Program, mortgage loans are divided into two general categories, "Alt-A Prime" and "Alt-A Minus". Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All "alternative" mortgage loan originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

     For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower's primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

     Generally, Wells Fargo Bank requires primary mortgage insurance for all Alt-A Prime mortgage loans. For Alt-A Prime mortgage loans the primary insurance is paid by the borrower and for Alt-A Minus mortgage loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

     The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:


-----------------------------------------------------------------------------------------------------------------------

                                                 Coverage Percentages
-----------------------------------------------------------------------------------------------------------------------

                                                                    Category I                   Category II
   Loan-to-Value Ratios          Documentation Types              Mortgage Loans                Mortgage Loans
--------------------------- ------------------------------- --------------------------- -------------------------------
97.01% to 100.00%                 Full documentation                   35%                           30%
--------------------------- ------------------------------- --------------------------- -------------------------------
95.01% to 97.00%                  Full documentation                   30%                           25%
--------------------------- ------------------------------- --------------------------- -------------------------------
90.01% to 95.00%               All documentation levels                30%                           25%
--------------------------- ------------------------------- --------------------------- -------------------------------
85.01% to 90.00%               All documentation levels                25%                           12%
--------------------------- ------------------------------- --------------------------- -------------------------------
80.01% to 85.00%               All documentation levels                12%                            6%
--------------------------- ------------------------------- --------------------------- -------------------------------


     "Category I Mortgage Loans" includes Mortgage Loans with terms to maturity in excess of 20 years.

     "Category II Mortgage Loans" includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

     Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

     With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

     In connection with its "Mortgage Express alternative-A" program ("Alt-B"), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants were as follows:

                                                                                                                 Maximum
      Credit                        Existing Mortgage                  Documentation         Credit Bureau     Combine Loan
       Level                             History                           Type                  Score*        to Value Ratio**
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F9           2 x 30; Mortgage or rent payments no more than   No documentation       700 or higher        95% CLTV @
                     30 days late at application time and a maximum                                               LTV < 95%
                     of two 30-day late payments in the last 12
                     months
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F8           2 x 30; Mortgage or rent payments no more than   No documentation          660-699           95% CLTV @
                     30 days late at application time and a maximum                                               LTV <95%
                     of two 30-day late payments in the last 12
                     months
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F7           0 x 30; Mortgage or rent payments no more than   No documentation          620-659           95% CLTV @
                     30 days late at application time and no 30-day                                               LTV <95%
                     late payments in the last 12 months
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F6           2 x 30; Mortgage or rent payments no more than   Stated with option     700 or higher        95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
 F6 Stated Reduced   1 x 30; Mortgage or rent payments no more than   Stated with option     700 or higher        95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F5           2 x 30; Mortgage or rent payments no more than   Stated with option        660-699            95% CLTV @
                     30 days late at application time and a maximum   of verification of                            LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
 F5 Stated Reduced   1 x 30; Mortgage or rent payments no more than   Stated with option        660-699            95% CLTV @
                     30 days late at application time and a maximum   of verification of                            LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F4           0 x 30; Mortgage or rent payments no more than   Stated with option        640-659            95% CLTV @
                     30 days late at application time and no 30-day   of verification of                            LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
 F4 Stated Reduced   1 x 30; Mortgage or rent payments no more than   Stated with option        640-659            95% CLTV @
                     30 days late at application time and a maximum   of verification of                            LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F3           0 x 30; Mortgage or rent payments no more than   Stated with option        620-639            95% CLTV @
                     30 days late at application time and no 30-day   of verification of                            LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
 F3 Stated Reduced   1 x 30; Mortgage or rent payments no more than   Stated with option        620-639            95% CLTV @
                     30 days late at application time and a maximum   of verification of                            LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F2           2 x 30; Mortgage or rent payments no more than   No Ratio with          600 or higher         95% CLTV @
                     30 days late at application time and a maximum   option of                                     LTV <95%
                     of two 30-day late payments in the last 12       verification of
                     months                                           assets
-------------------  ----------------------------------------------  ------------------    -----------------  -----------------
        F1           0 x 30; Mortgage or rent payments no more than   No Ratio with             620-659            95% CLTV @
                     30 days late at application time and no 30-day   option of                                     LTV <95%
                     late payments in the last 12 months              verification of
                                                                      assets


------------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

**    The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

     For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

     The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-B program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

     Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

     To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells

Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     The EFA program includes No Ratio Loans with a borrower's option to have assets verified, Stated Loans with a borrower's option to have assets verified, Full Documentation Loans and No Documentation Loans.

     The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:



                                                            Maximum Loan       Maximum Loan to    Maximum Combined Loan
Credit Level     Documentation Type      Occupancy Type        Amount           Value Ratio**        to Value Ratio**
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Prime      Full Documentation      Owner occupied      $6,000,000             100%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Prime      Full Documentation        Second home       $6,000,000*             95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                                            Non-owner
Alt-A Prime      Full Documentation         occupied         $4,000,000              90%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of
Alt-A Prime    verification of assets    Owner occupied      $6,000,000              95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of
Alt-A Prime    verification of assets      Second home       $6,000,000*             90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of       Non-owner
Alt-A Prime    verification of assets       occupied         $4,000,000              90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No Ratio with option of
Alt-A Prime    verification of assets    Owner occupied      $4,000,000              95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No Ratio with option of
Alt-A Prime    verification of assets      Second home       $4,000,000*             90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No Ratio with option of      Non-owner
Alt-A Prime    verification of assets       occupied         $3,000,000              90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Prime       No Documentation       Owner occupied      $3,000,000              95%                   95%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Prime       No Documentation         Second home       $3,000,000              80%                   80%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                                            Non-owner
Alt-A Prime       No Documentation          occupied         $1,000,000              75%                   75%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Minus      Full Documentation      Owner occupied      $4,000,000             100%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Minus      Full Documentation        Second home       $4,000,000              95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                                            Non-owner
Alt-A Minus      Full Documentation         occupied         $3,000,000              90%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of
Alt-A Minus    verification of assets    Owner occupied      $4,000,000              95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------


                                                            S-43


                                                            Maximum Loan       Maximum Loan to    Maximum Combined Loan
Credit Level     Documentation Type      Occupancy Type        Amount           Value Ratio**        to Value Ratio**
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of
Alt-A Minus    verification of assets      Second home       $2,000,000              90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                Stated with option of       Non-owner
Alt-A Minus    verification of assets       occupied         $2,000,000              90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No ratio with option of
Alt-A Minus    verification of assets    Owner occupied      $4,000,000              95%                   100%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No ratio with option of
Alt-A Minus    verification of assets      Second home       $2,000,000*             90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
               No ratio with option of      Non-owner
Alt-A Minus    verification of assets       occupied         $1,000,000              90%                   90%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Minus       No Documentation       Owner occupied      $2,000,000              95%                   95%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
Alt-A Minus       No Documentation         Second home       $2,000,000*             75%                   75%
------------- -------------------------- ---------------- ------------------ -------------------- -----------------------
                                            Non-owner
Alt-A Minus       No Documentation          occupied          $750,000               75%                   75%



---------------------------------
* The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.
**    The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

     Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum "cash reserves" are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

     In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower has the option to have assets verified and certain minimum "cash reserves" are required. Under the Stated program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined at the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's income as determined at the discretion of the loan underwriter.

     In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the Stated Reduced program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

     In the case of the "Full Documentation" program (such Mortgage Loans, "Full Documentation Loans"), all sections of the mortgage loan application must be complete with borrower's employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year's W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year's tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

     Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank's underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

     Underwriter Discretion

     During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Goldman Sachs Mortgage Conduit Program

     General

     The information set forth below has been provided by GSMC.

     GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market.

GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

     Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

     Goldman Sachs Mortgage Conduit Underwriting Guidelines

     The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

     Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

     Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the loan-to-value ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

     In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

     The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

     Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

     Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 24 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

     Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

     Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

     The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


                                                   Full Documentation

------------------ --------------------------------- -------------------------------- --------------------------------
                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ --------------------------------- -------------------------------- --------------------------------
     Minimum           Maximum          Maximum           Maximum        Maximum          Maximum         Maximum
   FICO Score           LTV(1)          CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                97%             100%              95%            100%              90%             100%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                97              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                95              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                95              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100               80             100               80              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600                75               80               75              80               75               80
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types and loan amount.

                                               Alternative Documentation

------------------ --------------------------------- -------------------------------- --------------------------------
                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ --------------------------------- -------------------------------- --------------------------------
     Minimum           Maximum          Maximum           Maximum        Maximum          Maximum         Maximum
   FICO Score           LTV(1)          CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                97%             100%              95%            100%              90%             100%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                97              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                95              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                95              100               95             100               90              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100               80             100               80              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600                75               80               75              80               75               80
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

                                Stated Income / Stated Income Stated Asset Documentation

------------------ --------------------------------- -------------------------------- --------------------------------
                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ --------------------------------- -------------------------------- --------------------------------
     Minimum           Maximum          Maximum           Maximum        Maximum          Maximum         Maximum
   FICO Score           LTV(1)          CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                95%             100%              80%            100%              85%             100%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                95              100               80             100               85              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                90              100               80             100               85              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                90              100               80             100               80              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100               80             100               80              100
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.


                                     S-48


                                                No Documentation

------------------ --------------------------------- -------------------------------- --------------------------------
                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ --------------------------------- -------------------------------- --------------------------------
     Minimum           Maximum          Maximum           Maximum        Maximum          Maximum         Maximum
   FICO Score           LTV(1)          CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                90%              95%              80%             95%              80%              95%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                80               95               80              95               80               95
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                80               95               80              95               80               95
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                80               95               80              95              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                80               95               80              95              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------


(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.


     An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

PMI Mortgage Insurance Co.

     The information set forth in this section has been provided to the depositor by PMI Mortgage Insurance Co. ("PMI Mortgage" or the "PMI Insurer").

     PMI Mortgage Insurance Co., referred to in this free writing prospectus as PMI Mortgage, is an Arizona corporation with its administrative offices in Walnut Creek, California. PMI Mortgage is a monoline mortgage guaranty insurance company founded in 1972 and currently provides primary mortgage guaranty insurance on residential mortgage loans. PMI Mortgage is a wholly owned subsidiary of The PMI Group, Inc., a publicly traded company. PMI Mortgage is licensed in 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands to offer mortgage guaranty insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. As of September 30, 2006, PMI Mortgage reported, on a statutory accounting basis, admitted assets of $ 3,505,520,178, policyholders' surplus of $ 490,031,420 and a statutory contingency reserve of $2,387,190,264. As of September 30, 2006, PMI Mortgage reported total insurance in force (including primary and mortgage pool insurance) of $145,996,322,060. A quarterly statement for PMI Mortgage for the period ended September 30, 2006, prepared on the convention form prescribed by the National Association of Insurance Commissioners, is available upon request from PMI Mortgage. PMI Mortgage is rated "AA" by

S&P, "AA+" by Fitch and "Aa2" by Moody's with respect to its claims-paying ability. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such Rating Agencies if, in their judgment, circumstances so warrant.

     The ratings reflect each respective Rating Agency's current assessments of the creditworthiness of PMI Mortgage and its ability to pay claims on its policies of insurance. Each financial strength rating of PMI Mortgage should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable Rating Agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable Rating Agency. Any downward revision, qualification or withdrawal of any of the above ratings may have a material adverse effect on the market prices of the offered certificates. PMI Mortgage does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

     For further information regarding PMI Mortgage, investors are directed to The PMI Group, Inc.'s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

The Mortgage Insurance Policy

     The following summary of the PMI Policy does not purport to describe all of the provisions of the PMI Policy. For a more complete description of the terms and conditions of the PMI Policy, reference is made to the form of PMI Policy, a copy of which is available upon request from the Securities Administrator. This description of the PMI Policy is a summary and is qualified by reference to it.

     The PMI Policy insures a portion of the loss that may be incurred on each Mortgage Loan insured thereunder. Pursuant to the terms of the PMI Policy, losses on the Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of PMI Mortgage: (1) if the related Mortgaged Property has been foreclosed upon by a servicer, PMI Mortgage may acquire the related Mortgaged Property from the Trust Fund for the PMI Claim Amount (as defined below); (2) if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by PMI Mortgage), then PMI Mortgage will pay to the Trust Fund the lesser of (a) the actual loss on the Mortgaged Property or (b) the PMI Coverage Percentage (as defined below) multiplied by the PMI Claim Amount; or (3) if the related Mortgaged Property has been foreclosed upon by a servicer and either (a) PMI Mortgage elects not to acquire the property or (b) an acceptable sale to a third party is not available at such time, then PMI Mortgage will pay to such servicer an amount equal to the PMI Coverage Percentage multiplied by the PMI Claim Amount.

     The claim amount (the "PMI Claim Amount") is equal to: (1) the outstanding Scheduled Principal Balance of the Mortgage Loan; plus (2) accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate through the date that the related claim was filed with PMI Mortgage; plus (3) certain advances required to be made by a servicer, such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs; minus (4) certain amounts specified in the PMI Policy, including rental income and escrow deposits.

     The coverage percentage (the "PMI Coverage Percentage") for a PMI Mortgage Loan is equal to (a) one minus (b) the quotient of (x) 80% divided by
(y) the Cut-off Date Loan-to-

Value Ratio of such PMI Mortgage Loan; provided, however, that for these purposes (i) the Cut-off Date Loan-to-Value Ratio is rounded up to the nearest whole number (for example, 82.3% will be rounded up to 83% and 84.9% will be rounded up to 85%) and (ii) the value resulting from performing the calculation described in (b) above is rounded up to the nearest whole number (for example, the result of dividing 80% by 83% is approximately 96.39%, which will be rounded up to 97% and 80% divided by 85% is approximately 94.12 %, which will be rounded up to 95%).

     The PMI Policy is required to remain in force with respect to each Mortgage Loan until (i) the principal balance of such Mortgage Loan is paid in full or liquidated, (ii) optional termination of the trust occurs or (iii) any other event specified in the PMI Policy occurs that allows for the termination of such PMI Policy by PMI Mortgage. Such events include, but are not limited to, the failure of the insured to pay premiums when due. The applicable servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the PMI Policy. When a Mortgage Loan becomes materially delinquent and satisfactory arrangements with respect to such Mortgage Loan are not made, the applicable servicer will initiate foreclosure proceedings. The applicable servicer is required to file a claim with PMI Mortgage no later than 60 days after the earlier to occur of (i) acquiring marketable title to the Mortgaged Property or (ii) a pre-arranged sale of the Mortgaged Property in a manner described in the PMI Policy. Subject to the conditions and exclusions of the PMI Policy, PMI Mortgage is required to process and pay a claim within 60 days after a fully completed claim has been submitted to PMI Mortgage. If a claim filed by the applicable servicer is incomplete, then PMI Mortgage is required to notify such servicer within 20 days of receipt of the related claim. PMI Mortgage will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the applicable servicer of the missing or incomplete information.

     Under the PMI Policy, the applicable servicer is required to perform certain actions as a condition to claim payment. For example, the applicable servicer is required to submit to PMI Mortgage (a) a legal notice with regard to any Mortgage Loan that becomes 90 days delinquent or with respect to which legal or administrative actions have been commenced and (b) monthly reports regarding the delinquency of any Mortgage Loans covered under the PMI Policy. In addition, with respect to any Mortgage Loan covered under the PMI Policy, the applicable servicer must obtain the prior approval of PMI Mortgage in connection with any: s modification by such servicer of the material terms of the related Mortgage Loan; s assumption by a new borrower; s acceptance of a deed in lieu of foreclosure; or s sale of the underlying Mortgaged Property. The failure by the applicable servicer to perform any actions that condition a claim payment may either result in such claim being excluded from coverage under the PMI Policy or in the amount of such claim being reduced. In addition, the related Mortgaged Property must be in the same physical condition it was when it was originally submitted for insurance under the PMI Policy except for reasonable wear and tear.

     The PMI Policy may not cover loans where there is material fraud by a First Party (as that term is defined in the PMI Policy) in the origination of the loan or extension of coverage, certain losses from physical damage or environmental conditions, losses from the applicable servicer's negligence or non-compliance with the PMI Policy and certain other types of losses described in the PMI Policy. Claim payments under the PMI Policy will be made to the applicable servicer, deposited in such servicer's custodial account, and treated in the same manner as other insurance proceeds.

Credit Scores

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. The Credit Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., a mortgagor with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the mortgagor. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The term sheet sets forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                              THE MASTER SERVICER

General

     The information below has been provided by Wells Fargo Bank, National Association ("Wells Fargo"). None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers or the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

     Wells Fargo will act as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") under the master servicing and trust agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and approximately 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo acts as Master Servicer pursuant to the master servicing and trust agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by each servicer, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the master servicing and trust agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as Master Servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $ 651,189,990,090.

     Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     For information, with respect to the Master Servicer's liability under the master servicing and trust agreement and any indemnification that the Master Servicer will be entitled to from the trust, see "--Indemnification and Third Party Claims" in this term sheet supplement.

                         THE SECURITIES ADMINISTRATOR

General

     The information below has been provided by Wells Fargo. None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers, the Custodians, the Trustee or any of their respective affiliates has made any independent investigation of such information.

     Under the terms of the master servicing and trust agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $ 894,773,136,436 of outstanding residential mortgage-backed securities.

     Wells Fargo will also act as paying agent and certificate registrar for the certificates and will be responsible for executing on behalf of the Supplemental Interest Trust, if any, any interest rate swap agreement.

Compensation of the Master Servicer and the Securities Administrator

     As compensation for its activities as Master Servicer under the master servicing and trust agreement, the Master Servicer will be entitled to receive the master servicing fee which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicing float period (as defined in the master servicing and trust agreement) and paid to the Master Servicer as compensation for its activities under the master servicing and trust agreement. In the event the Master Servicer assumes the duties of any servicer under the applicable servicing agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such servicer under the related servicing agreement.

     Under the terms of the master servicing and trust agreement, the Securities Administrator may withdraw from the distribution account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or the servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, as applicable, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims"; and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

     The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related servicing agreement or master servicing and trust agreement. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer, and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

     The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the master servicing and trust agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the trust constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

     The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement. The Depositor, the Securities Administrator and the Trustee will be required to immediately notify the Master Servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the Depositor, the Securities Administrator, the Trustee or the trust to indemnification by the Master Servicer under the master servicing and trust agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     The trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the mortgage loan purchase agreements assigned to the trust, any agreement assigning any of the servicing agreements to the trust or the certificates, except to the extent that any such loss, liability or expense is related to
(i) a material breach of the Master Servicer's representations and warranties in the master servicing and trust agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefore or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation on Liability of the Master Servicer

     Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee, the trust, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment. However, the Master Servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the Master Servicer, may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

     The Master Servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

     The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consent shall not be unreasonably withheld) and upon delivery to the Trustee and the Depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

     Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto. However, the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

     The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee assumes, or a successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer's responsibilities and obligations under the master servicing and trust agreement.

Master Servicer Events of Default; Waiver; Termination

     Under the terms of the master servicing and trust agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer:

     (a) the failure by the Master Servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer;

     (b) the failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of certificates evidencing at least 25% of the voting rights;

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

     (d) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

     (e) the Master Servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three
(3) business days;

     (f) except as otherwise set forth in the master servicing and trust agreement, the Master Servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator and the Depositor; or

     (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within ninety
(90) days).

     By written notice, the Trustee may, with the consent of a majority of certificateholders, and shall if directed by a majority of certificateholders, waive any default by the Master Servicer in the performance of its obligations under the master servicing and trust agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

     So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause. Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

Assumption of Master Servicing by Trustee

     In the event the Master Servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the trustee shall become the successor master servicer and assume all of the rights and obligations of the Master Servicer under the master servicing and trust agreement and under each servicing agreement under which the Master Servicer is acting as servicer. The trustee, its designee or any other successor master servicer appointed by the trustee shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the master servicing and trust agreement pursuant to which the Master Servicer has assumed the duties of a servicer, to the same extent as if such agreements had been assigned to the trustee, its designee or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the trustee as a result of such liability or obligations of the Master Servicer and in connection with the trustee's assumption (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement.

     If the Master Servicer has resigned or been terminated, upon the request of the trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

                                 THE SERVICERS

General

     As of the closing date, Wells Fargo will act as servicer for approximately 45.45% of the mortgage loans, Avelo Mortgage, L.L.C. ("Avelo") will act as servicer for approximately 44.92% of the mortgage loans and two other servicers will act as servicers for approximately 9.63% of the mortgage loans. No servicer will have any custodial responsibility for the trust assets.

     Although the depositor is selling the mortgage loans to the trust on the closing date, with respect to certain of the mortgage loans, the depositor or an affiliate of the depositor has retained the right to terminate the servicers of those mortgage loans without cause and transfer the servicing to a third party. The mortgage loans affected by this right will be serviced as of the closing date by Avelo. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the depositor must provide thirty (30) days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Principal Certificates.

     The terminated servicer, subject to certain provisions in the master servicing and trust agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or the Securities Administrator will pay such costs from the trust fund.

     The information contained in this term sheet supplement with regard to the servicers has been provided by them. None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the underwriter, the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information. The servicers will be required to service the mortgage loans in accordance with the applicable servicing agreement, each of which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this term sheet supplement.

     We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for each of the servicers, if any. The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

Wells Fargo Bank, National Association

     General

     The information below has been provided by Wells Fargo.

     Servicing Experience and Procedures of Wells Fargo Bank

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:



                                            As of                         As of                          As of
                                      December 31, 2003             December 31, 2004              December 31, 2005
                                      -----------------             -----------------              -----------------
                                            Aggregate Unpaid               Aggregate Unpaid                Aggregate Unpaid
                                  No. of    Principal Balance     No. of   Principal Balance     No. of    Principal Balance
                                   Loans        of Loans          Loans        of Loans          Loans         of Loans
   First Lien Non-Conforming,
       Non-Subprime Loans         472,694    $141,120,796,584    553,262    $171,086,652,776    635,091    $218,067,611,101


     Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

     When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged

Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Avelo Mortgage, L.L.C.

     General

     Avelo will be required to service the mortgage loans in accordance with the flow servicing agreement which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this term sheet supplement. Avelo has provided the information below.

     History

     Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor and the sponsor. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

     Experience and Procedures of Avelo

     Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

     The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo's related systems such as its customer service interactive voice response unit and customer service website.

     All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

     Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

     During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

     A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

     Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

     Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

     Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of October 31, 2006, Avelo is servicing approximately $6,002,733,157 of mortgage loans.

     Avelo Rating Information

     Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

     Changes to Avelo's Policies and Procedures

     Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

                                  THE SPONSOR

     The sponsor is GSMC, a New York limited partnership. GSMC is the parent of the depositor and an affiliate of the underwriter and Avelo. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

     GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

     As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, "scratch and dent" and re-performing loans, among others.

     GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by GSMC since 2002.


                         Year            Approximate Volume
                      ----------       ----------------------
                         2002              $4.6 billion
                         2003              $2.4 billion
                         2004              $3.8 billion
                         2005              $10.4 billion

     GSMC acquires residential mortgage loans in two contexts:

     (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

     (2)  through conduit purchases.

     Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

     The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

     Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                            STATIC POOL INFORMATION

     Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate Alt-A mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

     In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the accompanying prospectus or the depositor's registration statement.

                                 THE DEPOSITOR

     The depositor is GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"). The Depositor is a wholly-owned subsidiary of the sponsor, and is an affiliate of the underwriter and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              THE ISSUING ENTITY

     In connection with the issuance of the certificates, GSAA Home Equity Trust 2006-18, the issuing entity, will be formed by the Depositor on the closing date pursuant to the master servicing and trust agreement. The issuing entity will be a New York common law trust and Deutsche Bank National Trust Company ("Deutsche Bank") will serve as trustee of the issuing entity and act on behalf of the issuing entity as required under the master servicing and trust agreement as the issuing entity will not have any directors, officers or employees and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

     Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                  THE TRUSTEE

     Deutsche Bank, a national banking association, will act as the trustee (the "Trustee") for the mortgage loans under the master servicing and trust agreement. The information in the following two paragraphs has been provided by Deutsche Bank. None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the underwriter or the responsible party or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The office of Deutsche Bank is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.

     Deutsche Bank National Trust Company ("DBNTC") is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will keep them in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as custodian.

     DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

     Deutsche Bank is providing the information in the foregoing paragraph at the Depositor's request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, Deutsche Bank has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

     The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement. The Trustee's duties are limited solely to its express obligations under the master servicing and trust agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the Servicer); (iv) terminating the Custodians; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the master servicing and trust agreement. See "The Agreements" in this term sheet supplement.

                                THE CUSTODIANS

     Deutsche Bank, The Bank of New York Trust Company, National Association ("BNY"), Wells Fargo and U.S. Bank National Association ("U.S. Bank") will each act as a custodian (each, a "Custodian") for the mortgage loans under the master servicing and trust agreement. Each of the Custodians will act as a Custodian of certain of the mortgage loan files pursuant to the master servicing and trust agreement. Each Custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the certificateholders.

     Deutsche Bank National Trust Company

     For information regarding Deutsche Bank's role as a Custodian, please refer to the section "The Trustee" in this term sheet supplement.

     The Bank of New York Trust Company, National Association

     The principal office of BNY in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number
(972) 785-5205.

     BNY segregates files for which it acts as custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

     U.S. Bank National Association

     The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

     U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. U.S. Bank has provided corporate trust services since 1924.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee businesses of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     As Custodian, U.S. Bank is responsible for holding certain Custodial Files on behalf of the Trustee. U.S. Bank will hold the Custodial Files in one of its custodial vaults, which are located in St. Paul, Minnesota. The Custodial Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the master servicing and trust agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the Custodial Files held on behalf of the Trustee. As of September 5, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

     Wells Fargo Bank, National Association

     The principal office of Wells Fargo in its capacity as a Custodian is located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, telephone number
(612) 667-1117.

     Wells Fargo is acting as a Custodian of the mortgage files pursuant to the master servicing and trust agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     For further information regarding the activities of the Custodians, see "Description of the Certificates--Delivery of Mortgage Loan Documents" in this term sheet supplement.

                        DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the Depositor will cause the trust to issue the certificates. The certificates will be issued pursuant to the master trust and servicing agreement, a form of which is filed as an exhibit to the registration statement. The prospectus contains important additional information regarding the terms and conditions of the master trust and servicing agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from two or more of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch" and, together with S&P and Moody's, the "Rating Agencies") indicated in the term sheet. The certificates will collectively represent the entire undivided ownership interest in the asset pool created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

     The asset pool will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement; and

     o certain other assets as may be identified in the prospectus supplement.

     The Asset-Backed Certificates, Series 2006-18 issued by GSAA Home Equity Trust 2006-18 will consist of the classes indicated in the prospectus supplement.

     Only the "Senior Certificates", the "Subordinate Certificates" that will be rated as of the closing date with at least an investment grade rating and, if specified in the prospectus supplement, the "Residual Certificates" (together with the Senior Certificates and the Subordinate Certificates, the "Offered Certificates") will be offered by the prospectus supplement. The "Subordinate Certificates," if any, that are not rated investment grade as of the closing date will not be offered hereby. The certificates with Pass-Through Rates based on One-Month LIBOR plus a specified margin, as described in the prospectus supplement are sometimes referred to herein as the "LIBOR Certificates." The certificates with Pass-Through Rates based on fixed rates, as described in the prospectus supplement, are sometimes referred to herein as the "Fixed Rate Certificates." The LIBOR certificates together with the Fixed Rate Certificates are sometimes referred to herein as the "Principal Certificates". The trust will also issue two other classes of certificates - the Class X and Class P certificates - that will not be offered by the prospectus supplement. The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the Principal Certificates. The Class P certificates will not have a certificate principal balance and will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The Residual Certificates, to the extent offered under the prospectus supplement, each will be issued as a single certificate in definitive form in a principal amount of $100.

     The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. For information regarding the issuance of certificates in book-entry form, see "Description of the Certificates--Book-Entry Registration" in this term sheet supplement.

     Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by Goldman, Sachs & Co.

     The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:

Accrued certificate                                    Losses
interest, then principal    -------------------           /|\
        |                                                  |
        |                        Residual                  |
        |                      Certificates                |
        |                                                  |
        |                   -------------------            |
        |                         Senior                   |
        |                      Certificates                |
        |                   -------------------            |
        |                        Class M                   |
        |                      Certificates                |
        |                   -------------------            |
        |                        Class B                   |
        |                   Certificates rated             |
        |                        at least                  |
        |                    investment grade              |
        |                   -------------------            |
        |                      Non-Offered                 |
        |                      Certificates                |
       \|/                  -------------------            |


Book-Entry Registration

     The Principal Certificates are sometimes referred to in this term sheet supplement as "book-entry certificates." Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this term sheet supplement to the certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The

Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     The book-entry certificates will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the certificates. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate or note representing such certificate. Unless and until physical certificates are issued, it is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each certificate ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the certificates, except in the event that use of book-entry system for the certificates is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator or a paying agent on behalf of the Trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Securities Administrator, Trustee or any paying agent as holders of the certificates, and Beneficial Owners will be permitted to exercise the rights of the holders of the certificates only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the certificates within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the certificates unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry certificates from the Securities Administrator through DTC and DTC Direct Participants. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the certificates. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to the certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the certificates.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the certificates referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of the certificates only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the "Terms and Conditions") and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The Securities Administrator is responsible for making payments and distributions on the book entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the Securities Administrator or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book entry securities, may be limited due to the lack of physical securities for such book entry securities. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the master servicing and trust agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

o we (or DTC) advise the Trustee and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the Securities Administrator is unable to locate a qualified successor, or

o we notify the Trustee, the Securities Administrator and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related agreement, the Securities Administrator will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the certificates, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as certificateholders. Thereafter, distributions of principal of and interest on the certificates will be made by the Securities Administrator or a paying agent on behalf of the Securities Administrator directly to certificateholders in accordance with the procedures listed in this term sheet supplement and in the master servicing and trust agreement. The final distribution of any security (whether physical certificates or certificates registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     The Master Servicer, the Securities Administrator, the trust and the Trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

     The Residual Certificates will be issued as definitive certificates. The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the Securities Administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

     Pursuant to a master mortgage loan purchase and servicing agreement, Wells Fargo and First National Bank of Nevada and certain other originators sold certain mortgage loans, without recourse, to GSMC. In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date. Pursuant to the master servicing and trust agreement, the Depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

     GSMC will also convey to the Depositor certain rights of GSMC under the related mortgage loan purchase and (if applicable) servicing agreement between the related originator and GSMC and certain rights of GSMC under such agreement, pursuant to an assignment, assumption and recognition agreement.

Delivery of Mortgage Loan Documents

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the Depositor will cause to be delivered to the Custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan, which documents constitute the mortgage file. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company or closing attorney;

(d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

(e) except with respect to each MERS Designated Mortgage Loan, an original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank; and

(f) originals or certified copies in the case of the Conduit Mortgage Loans, of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed.

     Pursuant to the master servicing and trust agreement, each Custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each Custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

o all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o each mortgage note has been endorsed as provided in the master servicing and trust agreement.

     If a Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such Custodian is required to promptly notify the applicable responsible party, the applicable servicer, the Trustee and the Depositor in writing. The applicable responsible party, applicable servicer or the Depositor, as the case may be, will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the applicable Custodian, except as set forth in the applicable mortgage loan purchase agreement. If, however, within the time period specified in the related mortgage loan purchase agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the Depositor of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs (subject to any caps set forth in the related underlying agreement), less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law. The obligations of the responsible party to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

     Pursuant to the applicable mortgage loan purchase agreement or mortgage loan sale and servicing agreement, each of the responsible parties made certain representations and warranties to GSMC as of the applicable Original Sale Date regarding the mortgage loans transferred by it, which are summarized below. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the trust, as of the closing date. The representations and warranties relating to the mortgage loans include, but are not limited to:

(1) none of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

(2) there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

(3) the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

(4) the mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

(5) pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(6) any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

(7) the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(8) the mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

          (A) the lien of current real property taxes and assessments not yet due and payable;

          (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

          (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

(9) the mortgage note, the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

(10) except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

(11) except as identified, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach, violation or event which would permit acceleration;

(12) the mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

(13) the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

(14) the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(15) there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(16) the mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to certain of the mortgage loans, if such mortgage loan was underwritten pursuant to an originator's streamline documentation program);

(17) none of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

(18) either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

(19) the origination and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

     Upon the discovery by a servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trust in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days (or, either thirty (30) or sixty (60) days in the case of certain other responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

o use its best efforts to promptly cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

     Pursuant to each mortgage loan purchase agreement, each responsible party is required to repurchase any mortgage loan where the mortgagor fails to make its first payment after the date that mortgage loan was purchased by GSMC. It is possible that a mortgagor with respect to a mortgage loan transferred to the trust might have failed to make its first payment after the date GSMC purchased that mortgage loan from such responsible party. In that circumstance, the trust, at its option, may direct such responsible party to repurchase that mortgage loan from the trust at the repurchase price described above.

     The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related servicer and the Trustee for any third party claims arising out of a breach by such applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable servicer, the Master Servicer, the Securities Administrator and the Trustee.

     In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Payments on the Mortgage Loans

     Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days after receipt, amounts representing the payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

o all payments on account of principal, including prepayments of principal on the related mortgage loans;

o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

     No servicer will be permitted to commingle funds in the collection account with any other funds or assets.

     Pursuant to the master servicing and trust agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

     The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

     but excluding the following:

(1) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(2) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(3) for such Servicer Remittance Date, the aggregate servicing fee;

(4) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

(5) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

(6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(7) certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

(8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (1) through (8) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

Administration Fees

     As described under the definition of "Available Funds" included in the "Glossary of Terms" in this term sheet supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee and amounts payable to the trustee and the custodians and costs and expenses (as more further described in "Glossary of Terms"). On each Distribution Date, the Master Servicer, the servicers, the Custodians, the Trustee, and any others receiving payment of fees or expenses, will be entitled to their fee and expenses prior to the certificateholders receiving any distributions. The master servicing fee and servicing fee for any Distribution Date for any mortgage loan will be an amount equal to the master servicing fee rate or the servicing fee rates, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the master servicing fee and the servicing fee as of the cut-off date:


    Fee                                  Per Annum Fee Rate
    ----------------------------------   -----------------------------------
    Master Servicing Fee                 The investment income earned on
                                         amounts on deposit in the
                                         distribution account during the
                                         master servicing float period (as
                                         described in the master servicing
                                         and trust agreement)

    Servicing Fee                        As set forth in the term sheet

    Trustee Fee An amount remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator

Distributions

     Distributions on the certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer by authorized personnel in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the Securities Administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for these purposes.

Priority of Distributions Among Certificates

     As more fully described in this term sheet supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1) to interest on each class of Principal Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(2) to principal on the classes of Principal Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(3) to unpaid interest on the classes of Principal Certificates in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount; and

(5) to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

     For any Distribution Date, the "Pass-Through Rate" for each class of Principal Certificates will be a per annum rate as set forth below:

o for the LIBOR Certificates equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the WAC Cap; and

o for each of the Fixed Rate Certificates equal to the lesser of (1) the fixed rate specified for that class and (2) the WAC Cap; provided, that, the Pass-Through Rates on certain of the classes of Senior Certificates and on the Subordinate Certificates will increase by the rate per annum set forth in the prospectus supplement on the first day of the Interest Accrual Period for the Distribution Date after the date on which the Optional Clean-up Call is first exercisable. See "The Agreements--Termination; Optional Clean-Up Call" in this term sheet supplement.

     The "WAC Cap" for any Distribution Date will be a per annum rate equal to the weighted average gross rate of the mortgage loans in effect on the beginning of the related Due Period less the Expense Fee Rate (calculated on an actual/360 day basis with respect to the LIBOR Certificates and on a 30/360 day basis with respect to the Fixed Rate Certificates).

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

     On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(a) to the holders of each class of Principal Certificates in the following order of priority:

          (1) from the Interest Remittance Amount, the related Accrued Certificate Interest for the Class A certificates, allocated pro rata based on their entitlement to those amounts;

          (2) from any remaining Interest Remittance Amount, the related unpaid Accrued Certificate Interest for the Class A certificates from prior Distribution Dates, allocated pro rata based on their entitlement to those amounts;

          (3) from any remaining Interest Remittance Amount, to the Class M certificates, sequentially, in ascending numerical order, the Accrued Certificate Interest for those classes; and

          (4) from any remaining Interest Remittance Amount, to the Class B certificates, sequentially, in ascending numerical order, the Accrued Certificate Interest for those classes.

(b) (1) on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

               (i) concurrently, on a pro rata basis, to the Residual Certificates, until their respective Class Certificate Balances have been reduced to zero;

               (ii) to the Class A certificates, in the order of priority set forth in the prospectus supplement;

               (iii) the portion of the available Principal Distribution Amount remaining after making the distributions set forth in clauses (b)(1)(i) and (b)(1)(ii) above will be distributed sequentially to the Class M certificates, in ascending numerical order, and then to the Class B certificates, in ascending numerical order, until their respective Class Certificate Balances are reduced to zero;

          (2) on each Distribution Date (x) on and after the Stepdown Date and
     (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distribution of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                         (A) to the Class A certificates, the lesser of the
                    Principal Distribution Amount and the Class A Principal Distribution Amount, allocated as set forth in the prospectus supplement;

                         (B) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, and
                    (y) the Class M-1 Principal Distribution Amount, to the Class M-1 certificates, until their Class Certificate Balance is reduced to zero;

                         (C) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above and to the Class M-1 certificates in clause (b)(2)(B) above, and
                    (y) the Class M-2 Principal Distribution Amount, to the Class M-2 certificates, until its Class Certificate Balance is reduced to zero;

                         (D) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above and to the Class M-2 certificates in clause (b)(2)(C) above, and
                    (y) the Class M-3 Principal Distribution Amount, to the Class M-3 certificates, until its Class Certificate Balance is reduced to zero;

                         (E) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above and to the Class M-3 certificates in clause (b)(2)(D) above and
                    (y) the Class M-4 Principal Distribution Amount, to the Class M-4 certificates, until its Class Certificate Balance is reduced to zero;

                         (F) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above and to the Class M-4 certificates in clause (b)(2)(E) above and
                    (y) the Class M-5 Principal Distribution Amount, to the Class M-5 certificates (if any such class is issued), until its Class Certificate Balance is reduced to zero;

                         (G) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above and to the Class M-5 certificates in clause (b)(2)(F) above and
                    (y) the Class M-6 Principal Distribution Amount, to the Class M-6 certificates (if any such class is issued), until its Class Certificate Balance is reduced to zero;

                         (H) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above and to the Class M-6 certificates in clause (b)(2)(G) above and
                    (y) the Class B-1 Principal Distribution Amount, to the Class B-1 certificates, until its Class Certificate Balance is reduced to zero;

                         (I) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the

                    Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above and to the Class B-1 certificates in clause (b)(2)(H) above and
                    (y) the Class B-2 Principal Distribution Amount, to the Class B-2 certificates, until its Class Certificate Balance is reduced to zero;

                         (J) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above, to the Class B-1 certificates in clause (b)(2)(H) above and to the Class B-2 certificates in clause (b)(2)(I) above and
                    (y) the Class B-3 Principal Distribution Amount, to the Class B-3 certificates (if any such class is issued), until its Class Certificate Balance is reduced to zero; and

                         (K) the lesser of (x) the excess of (i) the Principal
                    Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above, to the Class B-1 certificates in clause (b)(2)(H) above, to the Class B-2 certificates in clause (b)(2)(I) above and to the Class B-3 certificates in clause (b)(2)(J) above and
                    (y) the Class B-4 Principal Distribution Amount, to the Class B-4 certificates (if any such class is issued), until its Class Certificate Balance is reduced to zero.

(c) any amount remaining after the distributions in clauses (a) and (b) above is required to be distributed in the following order of priority with respect to the certificates:

          (1) if and to the extent that the Interest Remittance Amounts distributed pursuant to clause (a) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then
     (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause (a) above;

          (2) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

          (3) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

          (4) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

          (5) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

          (6) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

          (7) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

          (8) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

          (9) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

          (10) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

          (11) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

          (12) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

          (13) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being first, pro rata based on their respective Class Certificate Balances and second, based on any unpaid remaining Basis Risk Carry Forward Amount;

          (14) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

          (15) to the holders of the Class R, Class RC and Class RX certificates, any remaining amount as set forth in the master servicing and trust agreement.

     On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

Allocation of Principal Payments to the Class A Certificates

     The term sheet or the prospectus supplement may provide that a Sequential Trigger Event is applicable to certain classes of the Class A Certificates. If that is the case, the term sheet or the prospectus supplement will designate a certain class or classes of Class A Certificates as "super senior certificates" and a certain class or classes of Class A Certificates as "senior support certificates." In that event, if a Sequential Trigger Event is in effect, principal distributions to the super senior certificates and senior support certificates will be allocated first to the super senior certificates until their Class Certificate Balance has been reduced to zero, and then to the senior support certificates until their Class Certificate Balance has been reduced to zero.

     Notwithstanding the foregoing, in the event that the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to each class of the Class A certificates, until their respective Class Certificate Balances have been reduced to zero, with the exception that if a Sequential Trigger Event applies to the Class A Certificate and is in effect, principal distributions to the super senior and senior support certificates will be allocated first to the super senior certificates, until their Class Certificate Balance has been reduced to zero, and then to the senior support certificates, until their Class Certificate Balance has been reduced to zero.

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 or Class B-4 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

     On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Agreements --Prepayment Interest Shortfalls" in this term sheet supplement) will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Principal Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Calculation of One-Month LIBOR

     On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

     The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates.

     On any Distribution Date, for any class of Principal Certificates the sum of (x) the excess, if any, of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the "Basis Risk Carry Forward Amount" for those classes of certificates.

     Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to such Distribution Date (each as described in this term sheet supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

     In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the Principal Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

     Pursuant to the master servicing and trust agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, to be held in trust as part of the trust fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any trust REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement. Holders of the Principal Certificates will be entitled to receive payments, to the extent described in this term sheet supplement, from the Excess Reserve Fund Account pursuant to the master servicing and trust agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Overcollateralization Provisions

     The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Principal Certificates as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "Overcollateralized Amount" as of that Distribution Date. The master servicing and trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "Specified Overcollateralized Amount" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this term sheet supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

     In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "Excess Overcollateralized Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution
Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates on that Distribution Date.

Reports to Certificateholders

     On each Distribution Date the Securities Administrator will be required to make available to the Depositor and each holder of a Principal Certificate a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the servicers, containing the following information:

o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

o the Class Certificate Balance of each class of certificates and the notional amount of the Class P certificates after giving effect to the distribution of principal on such Distribution Date;

o the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

o the amount of the expenses and fees paid to or retained by the servicers and paid to or retained by the Securities Administrator with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

o the amount of the expenses and fees paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

o the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

o the amount of monthly advances included in the distribution on such Distribution Date and the aggregate amount of monthly advances reported by the servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

o    the number and aggregate outstanding principal balances of mortgage loans
     (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans sixty (60) or more days delinquent);

o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

o the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

o    the Overcollateralized Amount and Specified Overcollateralized Amount;

o    Prepayment Premiums collected by or paid by the servicers;

o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; o the amount distributed on the Class X and Class P certificates;

o    the amount of any Subsequent Recoveries for such Distribution Date; and

o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

     The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the trust through the EDGAR system. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy.

As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

     Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such filings will be made under the name of the Issuing Entity and under the Securities and Exchange Commission file number 333-132809-36.

     The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                                THE AGREEMENTS

General

     This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this term sheet supplement.

Servicing Standard

     Wells Fargo, Avelo and one or more other servicing entities will act as the servicers of the mortgage loans under their respective servicing agreement. See "The Servicers" in this term sheet supplement.

     In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the related servicing agreement, and in accordance with the terms of the master servicing and trust agreement.

Subservicers

     Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the master servicing and trust agreement unless such subservicer complies with all servicing requirements set forth in the applicable servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the master servicing and trust agreement, in the event that such servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default (as defined below)).

     Each servicer will remain obligated and primarily liable to the trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the master servicing and trust agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such servicer alone were servicing and administering the mortgage loans. Each servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

     As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. As of the cut-off date, the servicing fee will be as set forth on the term sheet. See "Administration Fees" in this term sheet supplement. In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items (other than Prepayment Premiums). Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

     As compensation for its activities as Trustee under the master servicing and trust agreement, the Trustee will be entitled to the trustee fee which will be remitted to the Trustee by the Securities Administrator in the manner and amount as set forth under the master servicing and trust agreement. The trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator. See "Administration Fees" in this term sheet supplement.

P&I Advances and Servicing Advances

     Each servicer is required to make P&I Advances on the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the servicers fail to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement. Each servicer (and the Master Servicer as successor servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property. See "Description of the Certificates--Payments on the Mortgage Loans" in this term sheet supplement.

     Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o the maintenance, preservation, restoration, inspection and protection of the mortgaged property,

o    enforcement or judicial proceedings, including foreclosures,

o the execution and recording of instruments of satisfaction, deeds of reconveyance or assignments of mortgage to the extent not recoverable from the related mortgagor, and

o    certain other customary amounts described in the servicing agreements.

     These servicing advances by the servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

     Each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

     The servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) will not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of such servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

     In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the Master Servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments. The amount of compensating interest payable by each servicer ("Compensating Interest") will be equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the mortgage loans for the related Distribution Date resulting from voluntary principal prepayments on the mortgage loans during the related Prepayment Period and (B) 100%, or such lesser portion as shall be set forth in the term sheet or the prospectus supplement, of its aggregate, or one-half of its aggregate, servicing fee received for the related Distribution Date.

Servicer Reports

     As set forth in the related servicing agreement, the related assignment assumption and recognition agreement and the master servicing and trust agreement, as applicable, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the Securities Administrator (or as set forth in the applicable assignment assumption and recognition agreement or servicing agreement, as applicable) a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date. In addition, each servicer and the Master Servicer will be required to deliver to the Securities Administrator (or as set forth in the applicable assignment assumption and recognition agreement or servicing agreement, as applicable) an annual report relating to the mortgage loans and the mortgaged properties as well as an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related servicing agreement and the master servicing and trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related servicing agreement, assignment assumption and recognition agreement or master servicing and trust agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

     Each year, commencing in March 2007, on or prior to a date to be specified in the related servicing agreement or master servicing and trust agreement, as applicable, each servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and Custodians, for so long as the Depositor is required to file annual reports on Form 10-K on behalf of the issuing entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

     You may obtain copies of these statements and reports without charge upon written request to the Depositor at the address provided in this term sheet supplement.

Collection and Other Servicing Procedures

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable servicing agreement, a servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such servicer's reasonable and prudent determination such waiver is not materially adverse to the trust. Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

     Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

     Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to, or in the case of certain servicers, use its "best efforts" to, accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by a servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation.

Hazard Insurance

     Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable servicing agreement. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures or as further set forth in the applicable servicing agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or
(y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

     With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

     In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

     With respect to the Conduit Mortgage Loans, the applicable servicer shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

     Certain of the servicers, in accordance with the applicable servicing agreement, will be required to foreclose upon, or otherwise reasonably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such servicers will follow such practices as it deems necessary or advisable and as are in keeping with such servicer's general loan servicing activities and in accordance with the applicable servicing agreement. However, such servicer will not expend its own funds in connection with such foreclosure or other conversion or restoration of any property unless such servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such servicer.

     The Depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

The Trustee, the Securities Administrator and the Custodians

     The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee. A copy of the master servicing and trust agreement may be inspected at the corporate trust office of the Securities Administrator located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; Attention: Corporate Trust Services, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the servicers. The master servicing and trust agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and the Custodians arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement.

Servicer Events of Default

     An event of default ("Servicer Event of Default") under a servicing agreement will occur if:

(1) the related servicer fails to remit any required payments under the applicable servicing agreement, which failure continues unremedied for the period of time specified in the applicable servicing agreement after the Securities Administrator or the Master Servicer notifies such servicer of such failure;

(2) the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for a period of thirty (30) days after the Master Servicer or the Securities Administrator notifies the servicer of such failure;

(3) the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of certain servicers, such failure continues unremedied for a period of thirty (30) days);

(4) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the related servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of the applicable servicer sub-servicing the Conduit Mortgage Loans) or the related servicer takes certain actions indicating its insolvency;

(5) the related servicer admits in writing its inability to pay its obligations as they become due;

(6) the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such servicing agreement; or

(7) with respect to one servicer, the servicer ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan servicer for more than thirty
(30) days; and

(8) with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of specified in the related servicing agreement (as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles).

Rights upon Servicer Event of Default

     So long as a Servicer Event of Default under a servicing agreement remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement. In the event a servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such servicer under such servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such servicer under the related servicing agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to a servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

     Any successor to any servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as servicer, to maintain in force the insurance policy or policies that such servicer is required to maintain.

Eligibility Requirements for Trustee; Resignation and Removal of the Trustee

     The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

     The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the Trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

     The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Termination; Optional Clean-Up Call

     On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, Avelo, at its option, may purchase (or, if Avelo is no longer acting as a servicer of any of the mortgage loans, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of (such event, the "Auction Call")) the mortgage loans and all other property of the trust on a non-recourse basis with no representations or warranties of any nature whatsoever. The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee shall make reasonable efforts to sell all of the property of the trust fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee, as directed by the Depositor or the Master Servicer, will sell all of the property of the trust fund to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that, (i) the sale price will not be less than the Par Value as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three prospective purchasers (which may include the majority Class X certificateholder) and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such purchase or sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the purchase or sale over the Par Value (such excess, the "Fair Market Value Excess") will be distributed to the holders of the Principal Certificates in accordance with the order of priorities set forth under "Distribution of the Certificates--Distributions" in this term sheet supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the master servicing and trust agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the trust fund if the auction is not successful and from the proceeds of the sale before the proceeds are distributed to certificateholders.

     Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the exercise by the Depositor of its option to request the Master Servicer to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date.

     The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; provided, however, that in no event will the trust established by the master servicing and trust agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

     The master servicing and trust agreement requires the Securities Administrator to send a notice of final distribution to the applicable certificateholders in the event that there are no outstanding mortgage loans and no other funds or assets in the trust other than the funds in the collection account. The Securities Administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the record date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

     Upon final deposit with respect to the trust and the receipt by the Securities Administrator and the Custodians of a request for release of the mortgage loan files, the Master Servicer will be required to direct the Custodians to promptly release the applicable mortgage loan files.

     Upon presentation and surrender of the certificates, the Securities Administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the master servicing and trust agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected certificateholder does not surrender certificates for cancellation within six (6) months after the date specified in the notice of final distribution, the Securities Administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six (6) months after the second notice all the applicable certificates have not been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class RC certificateholders will be entitled to all unclaimed funds and other assets of the trust.

Certain Matters Regarding the Depositor and the Trustee

     The master servicing and trust agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

     The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

     Neither the Depositor nor the Trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the master servicing and trust agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust.

Amendment

     The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, to add to the duties of the parties to the master servicing and trust agreement (or with respect to any servicing agreement, the applicable servicer), or to conform the master servicing and trust agreement to the prospectus and this term sheet supplement provided to investors with the initial offering of the certificates. The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

     The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Servicers

     Except as provided in the servicing agreements, no servicer may assign its servicing agreement or, if applicable, the servicing rights under the related servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

     No servicer may resign from its obligations and duties under the applicable servicing agreement except by mutual consent of such servicer and the Master Servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer. Any such determination permitting the resignation of a servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such servicer's responsibilities and obligations in the manner provided in the related servicing agreement.

     With respect to the certain of the mortgage loans, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

     Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under that servicing agreement or delegates all or any portion of its duties under that servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate that servicing agreement upon notice to the related servicer.

     Except as described herein under "The Servicers--General", the Master Servicer is prohibited from terminating the Servicer without cause.

     Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the trust for any action taken or for refraining from taking any action in good faith pursuant to such servicing agreement, or for errors in judgment. However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the related servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the mortgage loans in accordance with the related servicing agreement and which in its opinion may involve it in any expense or liability. However, a servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it. In such event, that servicer will be entitled to reimbursement from the trust of the reasonable legal expenses and costs of such action. Additionally, the trust will be required to indemnify each servicer for certain liabilities, costs and expenses incurred by such servicer as set forth in the applicable servicing agreement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans and the rate of liquidations on the Mortgage Loans. The yield to maturity to holders of the fixed rate certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to each Certificate Group generally relate to payments on the Mortgage Loans, except in the limited circumstances described in this term sheet supplement. Distributions to the Subordinated Certificates relate to payments on all of the Mortgage Loans.

Defaults in Delinquent Payments

     The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this term sheet supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this term sheet supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this term sheet supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this term sheet supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated first, to excess interest on the mortgage loans for the related Distribution Date, and thereafter to the Principal Certificates, pro rata, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

     The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the net interest rates of the mortgage loans. If the mortgage loans bearing higher interest rates, were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. This may limit the amount of interest payable on the Principal Certificates. In addition, the Pass-Through Rates for the variable rate certificates, if any, are based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the weighted average of the interest rate on the mortgage loans. It is possible that a decrease in weighted average interest rates on the mortgage loans could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rate on any class of Principal Certificates, calculated without reference to the WAC Cap were to be higher than the WAC Cap, the Pass-Through Rate on those Principal Certificates would be lower than otherwise would be the case. Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

     Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including certain Interest Rate Corridor Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

     The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate. Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates .

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

Subordinated Certificates

     The Subordinated Certificates will be more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

Weighted Average Lives of the Offered Certificates

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment
Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity.

Last Scheduled Distribution Date

     The last scheduled Distribution Date for distributions on each class of Principal Certificates is the Distribution Date in November 2036, and for distributions on the Residual Certificates will be the Distribution Date in September 2046. The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of the prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes other than the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan other than those mortgage loans with original amortization terms of 40 years and maturing 40 years from their origination. The last scheduled Distribution Dates for the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this term sheet supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

     The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts, will comprise one or more REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of Principal Certificates and the Class X certificates represent (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in the Upper-Tier REMIC, the Class RC certificates will represent ownership of the sole class of residual interest in each lower-tier REMIC and the Class RX will represent ownership of the sole class of residual interest in another trust REMIC created pursuant to the master servicing and trust agreement. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

     Upon the issuance of the Principal Certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

     A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. The Regular Interest component of a Principal Certificate will be entitled to receive interest and principal payments at the times and in the amounts (exclusive of any Basis Risk Carry Forward Amounts) equal to those made on the Principal Certificate to which it corresponds.

     A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the Principal Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

     Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

     Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this term sheet supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Principal Certificates

     The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in
Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Components

     The following discussion assumes that the rights of the holders of the Principal Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the Principal Certificates who are non-U.S. Persons. Prospective investors in the Principal Certificates should consult their tax advisors regarding their appropriate tax treatment.

     As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level constant interest method, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Principal Certificate may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Principal Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract but may not be able to deduct that amount from income, a beneficial owner of a Principal Certificate may have income that exceeds cash distributions on the Principal Certificate, in any period over the term of the Principal Certificate. As a result, the Principal Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

Residual Certificates

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class R certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, all classes of Residual Certificates are subject to certain restrictions on transfer. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "--Tax Treatment of REMIC Residual Interests" in the prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates in respect of the residual interest in the Lower Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "--Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

     Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting, and tax withholding on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

     Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

     Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" in the prospectus.

                             STATE AND LOCAL TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption ("PTE") 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

     (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's or S&P;

     (3) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the master servicing and trust agreement, and reimbursement of the servicer's reasonable expenses in connection with its services; and

     (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, the underwriter, the Corridor Provider, the Trustee, any of the servicers, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this term sheet supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

     The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual

Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan. Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.

                               LEGAL INVESTMENT

     It is expected that the Offered Certificates, other than certain Subordinated Certificates, will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, or S&P or another nationally recognized statistical rating organization. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                            METHOD OF DISTRIBUTION

     The Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the Depositor and the underwriter governs the sale of the Offered Certificates. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     The Depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The underwriter is an affiliate of Avelo, the Corridor Provider, the Depositor and the Sponsor.

                                 LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriter by Sidley Austin LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's").

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Principal Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.



        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                               GLOSSARY OF TERMS

     The following terms have the meanings given below when used in this term sheet supplement.

     "Accrued Certificate Interest" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Avelo" means Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors and assigns.

     "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the servicers, the Securities Administrator, the Custodians and the Trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date and
(v) all proceeds received with respect to any Optional Clean-Up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the trust in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

     "Basic Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

     "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this term sheet supplement.

     "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this term sheet supplement.

     "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this term sheet supplement.

     "Class A Certificate" means the each class of certificates designated with the letter "A" in the final term sheet or prospectus supplement.

     "Class A Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and
(ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class B" means the each class of certificates designated with the letter "B" in the final term sheet or prospectus supplement.

     "Class B-1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over
(y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class B-2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the

Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (I) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class B-3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (J) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class B-4 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal

Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (J) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution
Date) and (K) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class Certificate Balance" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

o all amounts previously distributed to holders of certificates of that class as payments of principal; and

o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

     "Class M" means the each class of certificates designated with the letter "M" in the final term sheet or prospectus supplement.

     "Class M-1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class M-2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal

Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and
(ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class M-3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and
(D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class M-4 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class M-5 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal

Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and
(ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Class M-6 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet or the prospectus supplement and (ii) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor.

     "Code" has the meaning set forth in "Federal Income Tax Consequences" in this term sheet supplement.

     "Compensating Interest" has the meaning set forth in "The Agreements --Prepayment Interest Shortfalls" in this term sheet supplement.

     "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "Conduit Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC through the Conduit Program.

     "Credit Enhancement Percentage" means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinated Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

     "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this term sheet supplement.

     "Determination Date" means, with respect to each Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date.

     "Distribution Date" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

     "DOL" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "ERISA Eligible Certificate" means the Offered Certificates, other than the Residual Certificates.

     "Excess Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this term sheet supplement.

     "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this term sheet supplement.

     "Exemption" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the applicable servicing fee rate and any lender-paid mortgage insurance.

     "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

     "Fair Market Value Excess" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this term sheet supplement.

     "Fixed Rate Certificates" has the meaning set forth in "Description of the Certificates" in this term sheet supplement.

     "FNBN" means First National Bank of Nevada, a national banking association, and its successors and assigns.

     "FNBN Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from First National Bank of Nevada.

     "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership, and its successors.

     "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

     "Interest Accrual Period" means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date and with respect to the Fixed Rate Certificates, the calendar month preceding the month in which that Distribution Date occurs.

     "Interest Remittance Amount" means, with respect to any Distribution Date and the mortgage loans, that portion of Available Funds attributable to interest relating to such mortgage loans with respect to that Distribution Date.

     "LIBOR Certificates" has the meaning set forth in "Description of the Certificates" in this term sheet supplement.

     "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Lifetime Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this term sheet supplement.

     "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     "Master Servicer" has the meaning set forth in "Summary Information" in this term sheet supplement.

     "MERS Designated Mortgage Loan" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

     "Moody's" has the meaning set forth in "Ratings" in this term sheet supplement.

     "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this term sheet supplement.

     "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this term sheet supplement.

     "One-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "Optional Clean-Up Call" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this term sheet supplement.

     "Original Sale Date" means the date specified in the applicable mortgage loan purchase agreement on which the related mortgage loans were purchased by GSMC.

     "Overcollateralized Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this term sheet supplement.

     "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this term sheet supplement.

     "Overcollateralization Floor" means the percentage set forth in the term sheet, or the prospectus supplement, of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

     "Overcollateralization Reduction Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this term sheet supplement.

     "P&I Advances" means advances made by a servicer or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) acting as back-up servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the applicable servicing fee or the master servicing fee, as applicable.

     "Par Value" means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO properties), (2) interest accrued and unpaid on the mortgage loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) with respect to any REO Property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and
(y) the unpaid principal balance of each mortgage loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Certificate Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates and (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee.

     "Pass-Through Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Plans" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "PMI" has the meaning set forth in "The Mortgage Loan Pool--General" in this term sheet supplement.

     "PMI Insurer" has the meaning set forth in "The Mortgage Loan Pool--PMI Mortgage Insurance Co." in this term sheet supplement.

     "PMI Mortgage" means, PMI Mortgage Insurance Co., and its successors and assigns.

     "Prepayment Assumption" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this term sheet supplement.

     "Prepayment Period" means, (i) with respect to the Mortgage Loans serviced by Avelo and any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs and (ii) with respect to the Mortgage Loans serviced by Wells Fargo and any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

     "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this term sheet supplement.

     "Principal Certificates" has the meaning set forth in "Description of the Certificates" in this term sheet supplement.

     "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this term sheet supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date; (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

     "PTCE" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "PTE" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "Rate Adjustment Cap" has the meaning set forth in the "The Mortgage Loan Pool--General" in this term sheet supplement.

     "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the Trustee, the Master Servicer, the Depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

     "Rating Agencies" Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

     "Record Date" means the last business day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

     "Reference Banks" means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "REIT" has the meaning set forth in "Federal Income Tax
Consequences--Status of the Principal Certificates" in this term sheet supplement.

     "Residual Certificates" means the Class R, Class RC and Class RX certificates, collectively.

     "Responsible Parties" means Wells Fargo Bank, National Association, a national banking association, First National Bank of Nevada, a national banking association and Goldman Sachs Mortgage Company, a New York limited partnership.

     "Restricted Group" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

     "S&P" has the meaning set forth in "Ratings" in this term sheet supplement.

     "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

     "Senior Specified Enhancement Percentage" on means the percentage specified in the final term sheet or the prospectus supplement.

     "Sequential Trigger Event" means, if so specified in the final term sheet or the prospectus supplement, (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the cut-off date exceeds the percentage specified in the final term sheet or the prospectus supplement, or (y) on or after the 37th Distribution Date, a Trigger Event is in effect.

     "Servicer Remittance Date" means with respect to any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately preceding business day.

     "Specified Overcollateralized Amount" means, prior to the Stepdown Date, an amount equal to 0.95% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 1.90% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

     "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or advanced prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

     "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date occurring in December 2009 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (for this purpose only, calculated prior to distributions of principal on the Certificates) for the Class A Certificates is greater than or equal to the Senior Specified Enhancement Percentage.

     "Subordinated Certificates" has the meaning set forth in "Description of the Certificates" in this term sheet supplement.

     "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Substitute Mortgage Loan" means a mortgage loan substituted by a responsible party for a mortgage loan that is in breach of that responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution: (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan; (iv) be of the same type as the deleted mortgage loan (i.e., lifetime rate cap and index); and (v) comply with each representation and warranty made by the applicable responsible party.

     "Substitution Adjustment Amount" means with respect to any mortgage loan, the amount remitted by a servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

     "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Total Monthly Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by a servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (a)(1) through
(4) under "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Trigger Event" means with respect to any Distribution Date, the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the Mortgage Loans that are sixty (60) days delinquent or more, including Mortgage Loans in foreclosure, all REO properties and Mortgage Loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds the percentage specified in the related term sheet and/or the prospectus supplement of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages described in the related term sheet and/or prospectus supplement with respect to such Distribution Date.

     "Trust REMIC" has the meaning set forth in "Federal Income Tax Consequences--General" in this term sheet supplement.

     "Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Wells Fargo Bank, National Association Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Program Underwriting Guidelines" in this term sheet supplement.

     "Unpaid Interest Amount" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this term sheet supplement.

     "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association, and its successors and assigns.

     "Wells Fargo Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from Wells Fargo Bank, National Association.

                                    ANNEX I

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

==============================================================================
This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.







                               -----------------

                         GS Mortgage Securities Corp.
                                   Depositor

                    Wells Fargo Bank, National Association
                 Master Servicer and Securities Administrator

                     Deutsche Bank National Trust Company
                                    Trustee

                            Avelo Mortgage, L.L.C.
                    Wells Fargo Bank, National Association
                                   Servicers

                               -----------------









==============================================================================


                        GSAA Home Equity Trust 2006-18

                               ----------------

                             TERM SHEET SUPPLEMENT

                               ----------------
                             Goldman, Sachs & Co.
==============================================================================